                           THE WASHINGTON POST COMPANY

                      FORM OF NOTICE OF GUARANTEED DELIVERY

           This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if a shareholder's stock certificates are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit the Letter of Transmittal or other required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer). Such form may be delivered to the Depositary by hand, mail, telex or (for Eligible Institutions only) by facsimile transmission. See Section 3 of the Offer to Purchase.

           THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                                 THE DEPOSITARY

        FIRST CHICAGO TRUST COMPANY OF NEW YORK, A DIVISION OF EQUISERVE

                             FACSIMILE TRANSMISSION:
                        (FOR ELIGIBLE INSTITUTIONS ONLY)

                        (201) 324-3402 or (201) 324-3403

                   (201) 222-4707 (for facsimile confirmation)

        BY MAIL:                                     BY HAND:                                BY OVERNIGHT COURIER:
    First Chicago Trust                First Chicago Trust Company of New York          First Chicago Trust Company
    Company of New York                    c/o Securities Transfer Reporting                     of New York
     Corporate Actions                              Services, Inc.                            Corporate Actions
        Suite 4660                          Attention: Corporate Actions                         Suite 4680
       P.O. Box 2569                       100 Williams Street, Galleria                 14 Wall Street - 8th Floor
 Jersey City, NJ 07303-2569                      New York, NY 10038                          New York, NY 10005

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED
                  ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                   FOR INFORMATION CALL THE INFORMATION AGENT:

                     CORPORATE INVESTOR COMMUNICATIONS, INC.

                       (201) 896-1900 (for inquiries from
             brokers, dealers, commercial banks and trust companies)

                    (877) 842-2408 (for all other inquiries)

Ladies and Gentlemen:

           The undersigned hereby tenders to The Washington Post Company (the "Company"), upon the terms and subject to the conditions set forth in its Offer to Purchase dated November 10, 1999, and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of the Company's Class B Common Stock, par value $1.00 per share ("Shares") listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

  NUMBER OF SHARES:                         SIGN HERE:


-------------------------------------       ------------------------------------
Certificate Nos.:      (if available)       Name(s)     (Please Print)

-------------------------------------       ------------------------------------


-------------------------------------       ------------------------------------
(Area Code and Telephone Number)            (Address)

Account No.
           --------------------------       ------------------------------------
At the Depository Trust Company             Signature(s)

                                            ------------------------------------

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                                    ODD LOTS

           To be completed ONLY if Shares are being tendered by or on behalf of a person who owned beneficially, as of the close of business on November 8, 1999, and as of the Expiration Date, an aggregate of fewer than 100 Shares (excluding Shares attributable to individual accounts, if any, under the Company's 401(k) Savings Plans).

The undersigned either (check one):

[ ] was the beneficial owner, as of the close of business on November 8, 1999, and as of the Expiration Date, of an aggregate of fewer than 100 Shares (excluding Shares attributable to the undersigned's account, if any, under the Company's 401(k) Savings Plans), all of which are being tendered, or

[ ] is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner thereof, fewer than 100 Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by such beneficial owner, that such beneficial owner owned beneficially, as of the close of business on November 8, 1999, and as of the Expiration Date, an aggregate of fewer than 100 Shares (excluding Shares attributable to an individual's account under the Company's 401(k) Savings Plans) and is tendering all such Shares.

--------------------------------------------------------------------------------

                                               ---------------------------------
                                                            NAME(S)

                                               ---------------------------------
                                                          (ADDRESS)

                                               ---------------------------------

                                               ---------------------------------
                                                   (AREA CODE AND TELEPHONE)

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Signature Guarantee Program or the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4, and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares into the Depositary's account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, within three New York Stock Exchange trading days after the date of receipt hereof by the Depositary.

Dated:                     , 1999
      ---------------------                  -----------------------------------
                                                            (Firm)

                                             -----------------------------------
                                                          (Address)

                                             Sign Here:

                                             -----------------------------------
                                                      (Authorized Agent)

                                             -----------------------------------
                                             (City, State)            (Zip Code)

                                             -----------------------------------
                                                (Area Code and Telephone No.)


THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.